NI Holdings, Inc. Announces Catastrophe Loss Estimates for Second Quarter 2022

FARGO, North Dakota, July 22, 2022 – NI Holdings, Inc. (NASDAQ: NODK) announced today pre-tax catastrophe losses of approximately $49 million, net of reinsurance, for the three months ended June 30, 2022. Losses were primarily in the Home/Farm and Private Passenger Auto segments driven by multiple severe storms in South Dakota and Nebraska.

Michael J. Alexander, President and Chief Executive Officer, stated, “Our companies have consistently provided best-in-class underwriting while also identifying and executing growth opportunities. However, similar to the industry, we cannot predict the frequency or severity of storms across our geographical footprint. While there is still some uncertainty surrounding the number of claims from these events, our primary efforts are to deliver high-quality, prompt and efficient claims service in order to provide a positive experience for both our agents and policyholders.”

Second Quarter 2022 Financial Results

The company plans to release its second quarter 2022 financial results after market close on Thursday, August 4, 2022.

About the Company

NI Holdings, Inc. is an insurance holding company. The company is a North Dakota business corporation that is the stock holding company of Nodak Insurance Company and became such in connection with the conversion of Nodak Mutual Insurance Company from a mutual to stock form of organization and the creation of a mutual holding company. The conversion was consummated on March 13, 2017. Immediately following the conversion, all of the outstanding shares of common stock of Nodak Insurance Company were issued to Nodak Mutual Group, Inc., which then contributed the shares to NI Holdings in exchange for 55% of the outstanding shares of common stock of NI Holdings. Nodak Insurance Company then became a wholly-owned stock subsidiary of NI Holdings.

NI Holdings completed the acquisition of Direct Auto Insurance Company on August 31, 2018, which is a wholly-owned stock subsidiary of NI Holdings.

NI Holdings completed the acquisition of Westminster American Insurance Company on January 1, 2020, which is a wholly-owned stock subsidiary of NI Holdings.

Nodak Insurance Company owns American West Insurance Company and Primero Insurance Company. Nodak Insurance Company also controls Battle Creek Mutual Insurance Company as a result of an affiliation agreement between the two companies.

NI Holdings’ financial statements are the consolidated financial results of NI Holdings; Nodak Insurance, including Nodak Insurance’s wholly-owned subsidiaries American West and Primero, and its affiliate Battle Creek; Direct Auto; and Westminster.

Safe Harbor Statement

Some of the statements included in this news release, particularly those anticipating future financial performance, business prospects, growth and operating strategies, the impact of anticipated pricing and underwriting changes on operating results, and similar matters, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Actual results could vary materially. Factors that could cause actual results to vary materially include: our ability to maintain profitable operations, the adequacy of the loss and loss adjustment expense reserves, business and economic conditions, interest rates, competition from various insurance and other financial businesses, terrorism, the availability and cost of reinsurance, adverse and catastrophic weather events, including the impacts of climate change, legal and judicial developments, changes in regulatory requirements, our ability to integrate and manage successfully the insurance companies we may acquire from time to time, and other risks we describe in the periodic reports we file with the Securities and Exchange Commission. You should not place undue reliance on any such forward-looking statements. We disclaim any obligation to update such statements or to announce publicly the results of any revisions that we may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K, as filed with the SEC.

Investor Relations Contact:
Karin Daly

Vice President, The Equity Group, Inc.

(212) 836-9623

kdaly@equityny.com